UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
[x]	Definitive Information Statement

ASIA GREEN AGRICULTURE CORP.
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No Fee Required
[ ]	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

ASIA GREEN AGRICULTURE CORP.
Shuinan Industrial Area, Songxi County,
Fujian Province 353500, China

     NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUIRED TO SEND US A PROXY

Dear Stockholder:

     This Information Statement is being furnished by the Board of Directors of Asia Green Agriculture Corp., a Nevada corporation, to holders of record of the company’s common stock, $0.001 per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform the company’s stockholders of actions taken by written consent of the holders of a majority of the company’s voting stock dated April 28, 2011. This Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes.

     The actions taken by written consent of the holders of a majority of the company’s voting stock will not become effective until at least 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO ANNUAL STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Date: May 2, 2011

By order of the Board of Directors:

/s/ Tsang Yin Chiu Stanley

Tsang Yin Chiu Stanley
Secretary

ASIA GREEN AGRICULTURE CORP.
Shuinan Industrial Area, Songxi County,
Fujian Province 353500, China
_______________________________

INFORMATION STATEMENT
_______________________________

Introduction

     Asia Green Agriculture Corp., a Nevada corporation, with its principal executive offices located at Shuinan Industrial Area, Songxi County, Fujian Province 353500, China, is sending you this Information Statement, in lieu of a proxy statement, to notify you of actions that the holders of a majority of the company’s outstanding voting capital stock have taken by written consent, in lieu of an annual meeting of stockholders. References in this Information Statement to the “Company,” “our company,” “us,” “we,” or “our” are to Asia Green Agriculture Corp., a Nevada corporation. Copies of this Information Statement are being mailed to the holders of record on April 28, 2011 (the “Record Date”) of the outstanding shares of our common stock. This information statement is being mailed on or about May 5, 2011.

General Information

     The following actions were authorized by the written consent of the holders of a majority of the Company’s outstanding voting capital stock, in lieu of an annual meeting on April 28, 2011:

1.	The election of two nominees named in this Information Statement as directors to hold office for one year or until their successor are elected and qualified (the “Election of Directors”).

     Each share of the Company’s common stock entitles its holder to one vote on each matter submitted to stockholders of the Company. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent, no other consents are being solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     Pursuant to Rule 14c-2 of the Exchange Act of 1934, as amended (the “Exchange Act”) no action with respect to the Election of Directors can take place until 20 calendar days after the mailing of this Information Statement. After that time the Election of Directors will be effective. We currently expect the effective date of the Election of Directors to be approximately May 25, 2011.

     We will pay all expenses incurred in connection with the distribution of this Information Statement. We will request brokerage houses, nominees, custodian, fiduciaries and other similar persons or entities to forward this Information Statement to beneficial owners of its voting securities held of record by them, and we will reimburse those persons or entities for out-of-pocket expenses incurred in forwarding the Information Statement.

VOTES REQUIRED; MANNER OF APPROVAL

Actions By Written Consent

     Under Section 78.320 of the Nevada Revised Statutes and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all stockholders.

     As of the Record Date, 36,823,626 shares of our common stock were issued and outstanding with the holders thereof being entitled to cast one vote per share. As of the Record Date, Mr. Cai Yangbo (the “Majority Holder”), held 22,467,568 shares of our common stock, which represented approximately 61% of the shares outstanding.

Vote Required

     Under Section 78.330 of the Nevada Revised Statutes and our bylaws, directors are appointed on the basis of a plurality of the votes of our common stock voting. In accordance with the Nevada Revised Statutes and our bylaws, acting by written consent, the Majority Holder and other shareholders approved the Election of Directors on April 28, 2011. As a result, no additional vote or consent is required by our other stockholders to approve the Election of Directors.

ELECTION OF DIRECTORS

     Effective on the 20th calendar day after the mailing of this information statement, two directors will be elected to hold office for one year or until their successors are elected and qualified. Each of the nominees is currently a director of the Company and has consented to serve upon election, and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable or unable to serve before elected, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. The Majority Holder has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by the Majority Holder.

Nominees for Director

     The names of the director nominees, their ages as of April 28, 2011 and other information about them are set forth below. Each of the nominees is a current director of the Company.

Name	Age	Position(s)
Zhan Youdai	41	Chief Executive Officer and Director
Zhang He	54	Director

     Mr. Zhan Youdai has served as the Chairman of the Board of our operating subsidiary Fujian Yada Group Co., Ltd ("Fujian Yada") since 2001, and has been responsible for overseeing all aspects of its operations. Mr. Zhan, the founder of Fujian Yada, has a comprehensive and detailed understanding of the business and day-to-day operation of Fujian Yada and its subsidiaries. Mr. Zhan has been appointed to the Board because of his position as Chairman of Fujian Yada and his extensive experience in and knowledge of the green food industry, especially fresh and processed agricultural products industries, during the past 10 years. He has served as the vice president of the National Bamboo Association in China since 2006. Mr. Zhan attended China International Economic College in Beijing from 2000 to 2004 where he studied industrial and commercial enterprise management.

     Mr. Zhang He was appointed to our board of directors in 2010. Mr. Zhang has served as the Vice General Manager of Fujian Yada since 2002 In his position as Vice General Manager of Fujian Yada, Mr. Zhang is responsible for planning, monitoring and operation of the production facilities of processed food products as well as communication with customers regarding purchase orders and terms. Mr. Zhang has received a Bachelors degree in Agriculture from Sichuan University of Agriculture. Mr. Zhang has extensive experience with and knowledge of the technologies used in the production of boiled bamboo shoots and boiled vegetables. Mr. Zhang has been appointed to the Board because he is a key problem solver with respect to technical problems in the food production area, and has significant operational experience. He has also led new product development at Fujian Yada.

Family Relationships

     There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

     Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

     CORPORATE GOVERNANCE

Board and Leadership Structure

     Our organizational documents authorize a board of not less than one member. Mr. Zhan, who serves as chairman of our board also serves as our Chief Executive Officer. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations. We intend to establish a full board of directors, including a majority of independent directors. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

Director Qualifications

     Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

     We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Risk Management

     Our board of directors oversees the risk management of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management in order for our board of directors to oversee the risk identification, risk management and risk mitigation strategies. Our board considers, as appropriate, risks among other factors in reviewing our strategy, business plan, budgets and major transactions.

Director Attendance at Board Meetings

     Our board of directors did not hold any meetings during fiscal year 2010. The Board acted five (5) times by unanimous written consent during fiscal 2010. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors during such person's tenure on our board of directors and respective committees.

Director Attendance at Annual Meetings

     Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. We did not hold a meeting of shareholders in 2010.

Code of Business Conduct and Ethics

     Our board of directors has adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

  the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

  accountability for adherence to the Code of Business Conduct and Ethics

     Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

     In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our Board of Directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

     Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Asia Green Agriculture Corp. Shuinan Industrial Area, Songxi County, Fujian Province 353500, China.

Communications with our Board of Directors

     Our stockholders may send correspondence to our Board of Directors c/o Corporate Secretary at Asia Green Agriculture Corp. Shuinan Industrial Area, Songxi County, Fujian Province 353500. Our corporate secretary will review all correspondence addressed to our Board of Directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management. Our corporate secretary will forward appropriate stockholder communications to our Board of Directors prior to its next regularly scheduled meeting following the receipt of the communication. Our corporate secretary will summarize any correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review at our Board of Director's request.

EXECUTIVE MANAGEMENT

     The following table sets forth information as to persons who currently serve as our executive officers.

Name	Age	Position(s)
Zhan Youdai	41	Chief Executive Officer and Director
Tsang Yin Chiu Stanley	36	Chief Financial Officer and Secretary
Zhang He	54	Director

     Mr. Tsang Yin Chiu Stanley has served as the Chief Financial Officer of Fujian Yada since March 2010. During 2009 Mr. Tsang served as the general manager of a private company engaged in the business of power development. From 2007 until 2009 he served as the financial controller of Golife Concepts Holdings Limited, a company publicly traded on the Growth Enterprise Market in Hong Kong and engaged in the business of retail of luxury brand products including high end hand bags and accessories of brand names such as Anya Hindmarch. From 2003 until 2007 he served as a finance manager of NWS Holdings Limited, a company engaged in the business of investment in infrastructure, construction and facilities management. Mr. Tsang has received a Bachelors degree in Business Administration with honors from the Chinese University of Hong Kong. Mr. Tsang is a fellow member of the Association of Chartered Certified Accountants, an associate member of Hong Kong Institute of Certified Public Accountants and a Chartered Financial Analyst.

     For information about Mr. Zhan and Mr. Zhang, see “Election of Directors,” above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     This narrative discussion, as well as the table and footnotes below, provide a summary of our Named Executive Officers’ compensation for the fiscal years ended December 31, 2010, 2009 and 2008. The Named Executive Officers are Zhan Youdai, our Chief Executive Officer, and Zhang He and Tsang Yin Chiu Stanley, the next two most highly compensated individuals who were providing services to us or our subsidiaries on December 31, 2010, the last day of our most recent fiscal year.

     Salary - Named Executive Officers are paid a salary which reflects the dollar value of cash base salary earned by each executive during the relevant fiscal year. The decrease in salary for Mr. Zhang and essentially flat salary for Mr. Zhan in 2009 compared to 2008 was decided by the Board of Directors of our subsidiary Fujian Yada Group Co., Ltd. during 2008 due to the poor economic conditions and the state of our business. Mr. Tsang Yin Chiu Stanley commenced employment at the company in March 2010. He was paid approximately RMB40,000, or $5,865, per month until 22 September 2010, after which he was paid approximately RMB50,000, or $7,509, per month. The monthly salary of RMB 2,000, or $264, for Mr. Zhang is a benchmark amount specified in his open-ended employment contract. Mr. Zhang’s monthly salary fluctuated from approximately RMB1,700, or $245, to RMB2,700, or $339, from 2008 to 2010 depending on the performance of Fujian Yada Group Co., Ltd, and assessment of Mr. Zhang’s performance, as well as his length of service, and position. We did not provide equity or other non-cash items to our Named Executive Officers as salary compensation during fiscal 2010, 2009 or 2008.

     Stock Awards and Option Awards - The value of restricted stock unit awards and option awards included in the “Stock Awards” and “Option Awards” columns of the following table represents the grant date fair value of stock and option awards granted during the applicable fiscal year. We did not award any stock units or options to our Named Executive Officers during fiscal 2010, 2009 or 2008.

     Non-Equity Incentive Plan Compensation - The value of Non-Equity Incentive Plan Compensation is included in the “Non-Equity Incentive Plan Compensation Earnings”. We did not provide non-equity incentive plan compensation to our Named Executive Officers during fiscal 2010, 2009, or 2008.

     All Other Compensation - This column represents all other compensation for the relevant fiscal year not reported in the previous columns. We did not provide any other compensation to our Named Executive Officers during fiscal 2010, 2009, or 2008.

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

2010 Summary Compensation Table

				Option	NonEquity	All Other
Name and Principal		Salary	Bonus	Awards ($)	Incentive Plan	Compensation	Total
Position	Year	($)	($)	(1)	Compensation	($)	($)
Yang Yongie(1)	2010	--	--	--	--	--	--
Former CEO	2009	--	--	--	--	--	--

Zhan Youdai (2)	2010	34,904	--	--	--	--	34,904
CEO	2009	5,920	--	--	--	--	5,920
	2008	5,847	--	--	--	--	5,847

Tsang Yin Chiu Stanley(3)	2010	68,794	--	--	--	--	68,794
CFO
Zhang He (4)	2010	7,423	--	--	--	--	7,423
Executive officer	2009	4,878	--	--	--	--	4,878
of subsidiary	2008	5,795	--	--	--	--	5,795

______________________________

(1)

Mr. Yang served as our principal executive officer commencing November 4, 2009 until August 20, 2010. Prior to August 20, 2010, the management and oversight of the Company required less than four (4) hours per month. Because the Company's former officers and directors were engaged in other full- time income producing activities, they did not receive any compensation from the Company.

(2)	Mr. Zhan serves as chairman of the board and the general manager of Fujian Yada Group Co., Ltd.

(3)	Mr. Tsang has served as our Chief Financial Officer since August 20, 2010.

(4)	Mr. Zhang serves as vice general manager of Fujian Yada Group Co., Ltd.

Employment Agreements

     On November 12, 2010, we entered into an employment agreement with Zhan Youdai, designating him as the Company's chief executive officer. The employment agreement provides that Mr. Zhan will receive a monthly salary of $14,980 and is entitled to receive any bonus as determined by our Board of Directors based upon his and our performance. In addition, at the discretion of the Board of Directors, Mr. Zhan will be awarded options to acquire common stock or other equity compensation awards under the our or our affiliates' stock incentive plan to be adopted and approved by our stockholders. Mr. Zhan's employment agreement is for an initial term of two years, terminating on November 12, 2012.

     On November 12, 2010, we entered into an employment agreement with Tsang Yin Chiu Stanley, designating him as our chief financial officer. The employment agreement provides that Mr. Tsang will receive a monthly salary of $7,490 and is entitled to receive any bonus as determined by our Board of Directors based upon his and our performance. In addition, the Company agreed to award Mr. Tsang options to acquire shares of our common stock equal to 1% of the shares issued by us on August 20, 2010. Our Board of Directors granted options to purchase an aggregate of 368,245 shares of our common stock to Mr. Tsang on February 14, 2011. Mr. Tsang has the right to exercise fifty percent (50%) of the options after March 17, 2011 at the price of $3.94 per share and to exercise the remaining fifty percent (50%) of the options after March 17, 2012 at a price equal to the closing price of the shares on the first trading day after March 17, 2012 multiplied by 1.25 but not less than 100% of the fair market value on the date of award as defined under the Company’s 2010 Stock Incentive Plan. Mr. Tsang's employment agreement is for an initial term of two years, terminating on November 12, 2012.

     On July 1, 2002, our indirect subsidiary, Fujian Yada, entered into an employment agreement with Zhang He, designating him as the manager in charge of manufacturing. The employment agreement provides that Mr. Zhang will receive a monthly salary of $230. Mr. Zhang had not been granted any equity or non-equity awarded by our subsidiary or by us as of December 31, 2010.

Grants of Plan-Based Awards

     During the year ended December 31, 2010, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

     During the year ended December 31, 2010, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

     None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2010.

Compensation of Directors

     During the 2009 and 2010 fiscal years, no member of our board of directors received any compensation for his services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

     The following includes a summary of transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation").

     We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

  On February 10, 2010, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a Renminbi Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $468,845.

  On April 1, 2010, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a Renminbi Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $438,596.

  On April 2, 2010, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a Renminbi Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $983,061.

  On July 21, 2010, Mr. Zhan Youdai, the then major shareholder and Chief Executive Officer of Fujian Yada, entered into a Maximum Guarantee Contract with Bank of China Limited Nanping Branch. Pursuant to the this agreement, Mr. Zhan agrees to assume the several and jointly guarantee liability, for a period ended on the two years anniversary of June 18, 2011, for the principle of $2,963,000 and its accrued interest under the Domestic Commercial Invoice Discount Agreement, by and between Fujian Yada Group Co., Ltd and Bank of China Limited Nanping Branch dated July 21, 2010.

  On August 11, 2010, Mr. Zhan Youdai, the then major shareholder and Chief Executive Officer of Fujian Yada, entered into a Personal Guarantee Contract with Songxi Branch of China Construction Bank Co., Ltd. Pursuant to the this agreement, Mr. Zhan agrees to assume the several and jointly guarantee liability, for a period ended on the two years anniversary of February 11, 2011, for the principle of $859,300 and its accrued interest under the Bank’s Acceptance Agreement, by and between Fujian Yada Group Co., Ltd and Bank of China Limited Nanping Branch dated August 11, 2010.

  On August 20, 2010 we entered into a share cancellation agreement with Mr. Yang, the then sole director, and CEO of the Company, (the "Share Cancellation Agreement") pursuant to which Mr. Yang agreed to cancellation of 9,738,180 shares of our outstanding common stock previously issued to Mr. Yang pursuant to the terms of the Securities Purchase Agreement. The consideration for the cancellation of shares was inducement of share exchange between Sino Oriental and the Company.

  On November 26, 2010, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $1,209,921.

  On February 15, 2011, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $19,053,870.

  On February 15, 2011, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $20,367,930.

  On March 1, 2011, Mr. Zhan Youdai and Ms. Zhou Liufeng entered into a Natural Person Guarantee Contract with Songxi Sub-branch of Construction Bank of China Co., Ltd. to assume the several and joint guarantee liability for the loan under a RMB Fund Loan Contract between Fujian Yada Group Co., Ltd., an indirectly owned subsidiary of the Company, and Songxi Sub-branch of Construction Bank of China Co., Ltd. valued at $32,851,500.

Review, approval or ratification of transactions with related persons

     We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

     We did not have any promoters at any time during the past five fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 28, 2011 for:

  each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

  each of our directors;

  each of our named executive officers; and

  all of our directors and executive officers as a group.

     The information in the following table has been presented in accordance with the rules of the Securities and Exchange Commission, which provide that beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares beneficially owned by such beneficial owner.

     Percentage of beneficial ownership is based on 36,823,626 shares of common stock outstanding as of April 28, 2011. Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more stockholder, as the case may be.

	Amount and
	Nature
	of Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Class

Officers and Directors(1)
ZhanYoudai(2)	22,467,568	61.01
Tsang Yin Chiu Stanley(3)	184,123	*
Zhang He	--	--
All directors and executive officers as a group (3 persons)	22,651,691	61.21

5% Shareholders	--	*
Cai Yangbo(2)	22,467,568	61.01
Room 2105, West Tower, Shun Tak Center
200 Connaught Road Central, Hong Kong
Zhan Youdai(2)	22,467,568	61.01
CID Group Greater China Venture Fund III, LP (4)	3,807,108	10.16
28F, 97 Tun Hwa S. Rd. Sec 2, Taipei

_____________________________

* Less than one percent

(1)	Each of our officers and directors address is c/o Shuinan Industrial Area, Songxi County, Fujian Province 353500, China.

(2)

On August 20, 2010, Cai Yangbo and Zhan Youdai entered into an Option Agreement, pursuant to which Zhan Youdai has an option to purchase all the equity interest in the Company held by Cai Yangbo at any time during the period commencing on the 180th day following the signing date of the Option Agreement and ending on the second anniversary of the signing date of the Option Agreement, at an aggregate exercise price of US$84,981,327. The exercise of such option will result in a change of control of the Company.

(3)	Represents options exercisable within 60 days of April 28, 2011.

(4)	Includes 634,518 shares issuable upon the exercise of outstanding warrants. Steven Chang may be deemed to have voting and investment power over CID’s securities, but disclaims beneficial ownership except to the extent of his pecuniary interest in the securities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish to us copies of all Section 16(a) reports they file.

     Based solely on our review of the reports, Mr. Zhan Youdai, Mr. Tsang Chin Yin Stanley and Mr. Zhang He each filed their Form 3 late. The Form 3’s were due within 10 days of their respective appointment as an executive officer or director of the Company, which was August 20, 2010 for Mr. Zhan, Mr. Tsang and Mr. Zhang. In addition, each of Mr. Zhan, Mr. Zhang and Mr. Tsang received an option grant on February 14, 2011. A Form 4 was due to be filed within 2 business days of each grant, but was filed late.

PRINCIPAL ACCOUNTING SERVICES AND FEES

     The following table presents the fees paid for professional services rendered by PKF, Hong Kong, for the audits of our annual financial statements and audit-related matters for the years ended December 31, 2010 and December 31, 2009, respectively.

	2010	2009
Audit Fees(1)	$173,090	$80,636
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	5,178	-
Total	$178,268	$80,636
________________________________

(1)

Audit Fees consist of fees billed for professional services rendered for the audits of our annual financial statements for the year indicated and for the review of the financial statements included in our quarterly reports for that year.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

     DELIVERY OF DOCUMENTS TO
MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

     Some banks, brokers and other nominee record holders participate in the practice of “householding”. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at Asia Green Agriculture Corp., Corporate Secretary; Shuinan Industrial Area, Songxi County, Fujian Province 353500, China. Any stockholder who wants to receive separate copies of any future annual report, proxy statement or information statement, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the Securities and Exchange Commission. The reports and other information filed by us with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission as described below.

     You may copy and inspect any materials that we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The Securities and Exchange Commission also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission.

     As a matter of regulatory compliance, we are furnishing you this Information Statement which describes the Election of Directors. Your consent to the Election of Directors is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Securities Exchange Act of 1934, as amended, and Section 78.370 of the Nevada Revised Statutes.

By order of the Board of Directors:

/s/ Tsang Yin Chiu Stanley

Tsang Yin Chiu Stanley
Secretary

May 2, 2011